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                                                                   Exhibit 16.1

                                                 July 1, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

     We have read the second and fourth paragraphs of Item 4 included in the Form 8-K dated July 1, 2002 of Avici Systems, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                       Very truly yours,

                                                       /s/ Arthur Andersen LLP

cc: Mr. Paul Braunies, Senior Vice President of Finance and Administration &
    Chief Financial Officer, Avici Systems, Inc.